                                 [4,500,000] Shares



                               TRAMMELL CROW COMPANY



                                    Common Stock

                             (Par Value $.01 Per Share)


                               UNDERWRITING AGREEMENT


                                 [_________], 1999

                                  [__________], 1999



Morgan Stanley & Co. Incorporated
BancBoston Robertson Stephens Inc.
BT Alex. Brown Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation
c/o Morgan Stanley & Co. Incorporated
    1585 Broadway
    New York, New York  10036

Morgan Stanley & Co. International Limited
BancBoston Robertson Stephens International Limited
BT Alex. Brown International, a division of Bankers Trust International PLC Donaldson, Lufkin & Jenrette International
c/o Morgan Stanley & Co. International Limited
    25 Cabot Square
    Canary Wharf
    London E14 4QA
    England

Dear Sirs and Madames:

          Certain stockholders of Trammell Crow Company, a Delaware corporation (the "Company"), named in Schedules IA and IB hereto (the "Selling Stockholders") propose to sell to the several Underwriters (as defined below) an aggregate of [4,500,000] shares of the common stock, par value $.01 per share, of the Company (the "Firm Shares"), each Selling Stockholder selling the number of Firm Shares set forth opposite such Selling Stockholder's name in Schedules IA and IB hereto.

          It is understood that, subject to the conditions hereinafter stated, [_________] Firm Shares (the "U.S. Firm Shares") will be sold to the several U.S. Underwriters named in Schedule II hereto (the "U.S. Underwriters") in connection with the offering and sale of such U.S. Firm Shares in the United States and Canada to United States and Canadian Persons (as such terms are defined in the Agreement Between U.S. and International Underwriters of even date herewith), and [________] Firm Shares (the "International Shares") will be sold to the several International Underwriters named in Schedule III hereto (the "International Underwriters") in connection with the offering and sale of such International Shares outside the United States and Canada to persons other than United States and Canadian Persons. Morgan Stanley & Co. Incorporated ("Morgan Stanley"), BancBoston Robertson Stephens Inc., BT Alex. Brown Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation shall act as representatives (the "U.S. Representatives") of the several U.S. Underwriters, and Morgan Stanley & Co. International Limited, BancBoston Robertson Stephens International Limited, BT Alex. Brown International, a division of Bankers Trust International PLC, and Donaldson, Lufkin & Jenrette International shall act as representatives (the "International Representatives") of the several International Underwriters. The U.S. Underwriters and the International Underwriters are hereinafter collectively referred to as the "Underwriters."

          The Selling Stockholders also propose to sell to the several U.S. Underwriters not more than an additional [675,000] shares of the Company's common stock, par value $.01 per share (the "Additional Shares"), if and to the extent that the U.S. Representatives shall have determined to exercise, on behalf of the U.S. Underwriters, the right to purchase such shares of common stock granted to the U.S. Underwriters in Section 3 hereof, with each Selling Stockholder selling not more than the number of Additional Shares set forth opposite such Selling Stockholder's name in Schedules IA and IB hereto. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares." The shares of common stock, par value $.01 per share, of the Company are hereinafter referred to as the "Common Stock."

          The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement relating to the Shares. The registration statement contains two prospectuses to be used in connection with the offering and sale of the Shares: the U.S. prospectus, to be used in connection with the offering and sale of Shares in the United States and Canada to United States and Canadian Persons, and the international prospectus, to be used in connection with the offering and sale of Shares outside the United States and Canada to persons other than United States and Canadian Persons. The international prospectus is identical to the U.S. prospectus except for the outside front cover page. The registration statement as amended at the time it becomes effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the "Securities Act"), is hereinafter referred to as the "Registration Statement"; the U.S. prospectus and the international prospectus in the respective forms first used to confirm sales of Shares are hereinafter collectively referred to as the "Prospectus." All references to the Registration Statement or the Prospectus include documents incorporated therein by reference. If the Company has filed an abbreviated statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

          1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to and agrees with each of the Underwriters that:

          (a) The Company meets the requirements for use of Form S-3 under the Securities Act. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Company, threatened by the Commission.

          (b) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) each document, if any, filed or to be filed pursuant to the Securities and Exchange Act of 1934, as amended (the "Exchange Act") and incorporated by reference into the Prospectus complied with or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

          (c) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (d) Each "significant subsidiary" (as such term is defined in Rule 1-02 of Regulation S-X) of the Company, including but not limited to the subsidiaries listed on Schedule IV to this Agreement (each a "Significant Subsidiary" and, collectively, the "Significant Subsidiaries"), has been duly incorporated or organized, is validly existing as a corporation or partnership, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate or partnership power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each Significant Subsidiary which is a corporation have been duly and validly authorized and issued, are fully paid and non-assessable, all of the partnership interests of each Significant Subsidiary which is a partnership have been duly and validly authorized and issued, and all of the shares of capital stock or partnership interests in any Significant Subsidiary are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except as described in or contemplated by the Prospectus.

          (e) This Agreement has been duly authorized, executed and delivered by the Company.

          (f) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus.

          (g) All the outstanding shares of Common Stock (including the Shares to be sold by the Selling Stockholders) have been (or will be prior to the Closing Date) duly authorized and are (or will be prior to the Closing
     Date) validly issued, fully paid and non-assessable.

          (h) The financial statements (together with the related notes thereto) of the Company included in the Registration Statement present fairly the financial position of the Company and its subsidiaries as of the respective dates of such financial statements, and the results of operations and cash flows of the Company and its subsidiaries for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved. The pro forma consolidated financial statements included in the Prospectus have been prepared in accordance with Article 11 of Regulation S-X with respect to pro forma financial statements, have been properly compiled on the pro forma basis described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate under the circumstances.

          (i) Neither the Company nor any of its subsidiaries is in violation of its certificate of incorporation or certificate of partnership, as the case may be, or its by-laws or partnership agreement, as the case may be, or, except as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, in default in the performance or observance of any obligation, agreement. covenant or condition contained in any agreement or other instrument binding upon the Company or any of its subsidiaries. The conduct of the business of the Company and its subsidiaries is and has been in compliance with applicable foreign, federal, state and local laws and regulations, except where the failure to be in compliance would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation, by-laws or other organizational documents of the Company or any of the Significant Subsidiaries, or any agreement or other instrument binding upon the Company or any of the Significant Subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or the Significant Subsidiaries and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue Sky laws of the various states or of any jurisdiction outside the United States in connection with the offer and sale of the Shares.

          (k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

          (l) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (m) Each of the Company and its subsidiaries has all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except to the extent that the failure to obtain or file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (n) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

          (o) The Company is not an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

          (p) At the time the Registration Statement became effective, the Shares were registered under the Exchange Act. The Shares have been approved for listing on the New York Stock Exchange upon official notice of issuance.

          (q) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety (including occupational health and safety), the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"),
     (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (r) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (s) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company (except for the Stockholders Agreement (as defined in the Prospectus)), and there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include such securities with the Shares registered pursuant to the Registration Statement (except for the Stockholders Agreement and the Doppelt Stockholders Agreement (as defined in the Prospectus)).

          (t) Except as described in the Registration Statement and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (1) the Company and its subsidiaries have not incurred any liability or obligation or entered into any transaction not in the ordinary course of business, in each case, that is material to the Company and its subsidiaries, taken as a whole;
     (2) the Company has not purchased any of its outstanding capital stock, or declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and
     (3) there has not been any change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, in each case, that is material to the Company and its subsidiaries, taken as a whole.

          (u) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them in each case which is material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, in each case which is material to the business of the Company and its subsidiaries, taken as a whole; and any real property and buildings held under lease by any of the Company or its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to the Company and its subsidiaries, taken as a whole, or do not materially interfere with the use made of such property and buildings by the Company and its subsidiaries, in each case except as described in or contemplated by the Prospectus.

          (v) The Company and its subsidiaries own, possess, have licensed for use as described in the Registration Statement and the Prospectus, or can acquire on reasonable terms, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, in each case which is material to the business of the Company and its subsidiaries, taken as a whole, and none of the Company or its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (w) The Company and its subsidiaries have filed all foreign, federal and state income and franchise tax returns and have paid all taxes shown as due thereon, in each case which is material to the Company and its subsidiaries, taken as a whole, and there is no tax deficiency that has been asserted against the Company or its properties or assets that would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (x) No labor dispute with the employees of the Company or any of its subsidiaries exists which is material to the business of the Company and its subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus, or, to the knowledge of the Company, is imminent.

          (y) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for to the extent that such coverage would be prudent and customary in the business in which it is engaged; and neither the Company nor any such subsidiary has any reason to believe that they will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (z) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that
     (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
     (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          2. REPRESENTATIONS AND WARRANTIES OF THE SELLING STOCKHOLDERS. Each of the Selling Stockholders represents and warrants to and agrees with each of the Underwriters that:

          (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder.

          (b) The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement and the Power of Attorney and Custody Agreement of such Selling Stockholder will not contravene any provision of applicable law, or the certificate of incorporation, bylaws or other organizational documents of such Selling Stockholder (if such Selling Stockholder is a corporation, partnership or trust), or any agreement or other instrument binding upon such Selling Stockholder that is material to such Selling Stockholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement or the Power of Attorney and Custody Agreement of such Selling Stockholder, except such as may be required by the securities or Blue Sky laws of the various states or of any jurisdiction outside the United States in connection with the offer and sale of the Shares.

          (c) Such Selling Stockholder has, and on the Closing Date (as defined below), will have, valid title to the Shares to be sold by such Selling Stockholder and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Power of Attorney and Custody Agreement of such Selling Stockholder and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder.

          (d) The Shares to be sold by such Selling Stockholder pursuant to this Agreement have been or will have been prior to the Closing Date duly authorized and are validly issued, fully paid and non-assessable.

          (e) The Power of Attorney and Custody Agreement of such Selling Stockholder has been duly authorized, executed and delivered by such Selling Stockholder (and, if applicable, his/her spouse) and is a valid and binding agreement of such Selling Stockholder, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and general principles of equity.

          (f) Delivery of the Shares to be sold by such Selling Stockholder pursuant to this Agreement will pass title to such Shares to the Underwriters free and clear of any security interests, claims, liens, equities and other encumbrances.

          (g) The information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto is correct and does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          3. AGREEMENTS TO SELL AND PURCHASE. Each Selling Stockholder, severally and not jointly, hereby agrees to sell to the several Underwriters the number of Firm Shares set forth opposite such Selling Stockholder's name in Schedules IA and IB hereto, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Selling Stockholder the respective numbers of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) set forth in Schedules II and III hereto opposite its name at U.S.$[____] a Share (the "Purchase Price").

          On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Selling Stockholders agree, severally and not jointly, to sell to the U.S. Underwriters the Additional Shares, and the U.S. Underwriters shall have a one-time right to purchase, severally and not jointly, up to [750,000] Additional Shares at the Purchase Price as set forth on Schedules IA and IB. If the U.S. Representatives, on behalf of the U.S. Underwriters, elect to exercise such option, the U.S. Representatives shall so notify the Company in writing not later than 30 days after the date of this Agreement, which notice shall specify the number of Additional Shares to be purchased by the U.S. Underwriters and the date on which such shares are to be purchased. Such date may be the same as the Closing Date but not earlier than the Closing Date nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. If any Additional Shares are to be purchased, each U.S. Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the U.S. Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased as the number of U.S. Firm Shares set forth in Schedule II hereto opposite the name of such U.S. Underwriter bears to the total number of U.S. Firm Shares.

          The Company, each Selling Stockholder and certain other directors, officers and employees of the Company have agreed that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, they will not, during the period ending 6 months after the Closing Date (in the case of the Company), the period ending 12 months after the Closing Date (in the case of the Selling Stockholders named in Schedule IA hereto and the persons named in
Schedule V hereto) and the period ending 120 days after the Closing Date (in the case of the Selling Stockholders named in Schedule IB hereto and the persons named in Schedule VI hereto), (i) offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the sale of the Shares to the Underwriters hereunder,
(B) the issuance by the Company of shares of Common Stock upon the exercise of an option or a warrant or the conversion of a security outstanding on the date of the Prospectus of which the Underwriters have been advised in writing, (C) stock or stock option issuances by the Company pursuant to existing employee benefit plans, (D) the bona fide pledge of shares of Common Stock by a Selling Stockholder to secure loans extended to such Selling Stockholder; (E) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Offering (as defined in the Prospectus); (F) the contribution of Common Stock to an exchange fund, capital fund or similar fund in exchange for securities of such fund; (G) the issuance, grant or sale by the Company or any subsidiary thereof of shares of Common Stock (or any option, right, warrant or other interest in shares of Common Stock) to any person as consideration for any acquisition or as an inducement to be employed by or to not compete with the Company or any subsidiary thereof; (H) any charitable gift/donation of shares of Common Stock; or (I) the transfer of shares of Common Stock to the following: (i) if the Selling Stockholder is an individual, a member of the immediately family of the Selling Stockholder, if any, or a trust whose sole beneficiaries are members of the immediate family of the Selling Stockholder, or a partnership whose sole partners are members of the immediate family of the Selling Stockholder; and (ii) if the Selling
Stockholder is a trust, any member of the immediate family of the Selling Stockholder that is the grantor or trustee of the trust; PROVIDED, however, that the Selling Stockholder shall first require any transferee described in clause (I)(i) or (I)(ii) to execute a similar "lock-up" agreement prior to such permitted pledge or transfer.

          4. TERMS OF PUBLIC OFFERING. The Company and the Selling Stockholders are advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company and the Selling Stockholders are further advised by you that the Shares are to be offered to the public initially at U.S.$[_____] a share (the "Public Offering Price") and to certain dealers selected by you at a price that represents a concession not in excess of U.S.$[_____] a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of U.S.$[____] a share, to any Underwriter or to certain other dealers.

          5. PAYMENT AND DELIVERY. Payment for the Firm Shares shall be made by wire transfer of immediately available funds to an account designated by Chase Mellon Shareholder Services L.L.C. as the custodian (the "Custodian") pursuant to the Irrevocable Powers of Attorney and Custody Agreements between the Custodian and the Selling Stockholders (collectively, the "Power of Attorney and Custody Agreements") (and in such capacity acting for the benefit of the Selling Stockholders) against delivery of such Firm Shares for the respective accounts of the several Underwriters at 10:00 A.M., New York City time, on [____________], 1999, or at such other time on the same or such other date, not later than [____________], 1999, as shall be designated in writing by you.
The time and date of such payment are hereinafter referred to as the "Closing Date."

          Payment for any Additional Shares shall be made to the Custodian (for the benefit of the Selling Stockholders) by wire transfer of immediately available funds to an account designated by the Custodian against delivery of such Additional Shares for the respective accounts of the several Underwriters at [__________], New York City time, on the date specified in the notice described in Section 3 or at such other time on the same or on such other date, in any event not later than [____________], 1999, as shall be designated in writing by the U.S. Representatives. The time and date of such payment are hereinafter referred to as the "Option Closing Date."

          Certificates for the Firm Shares and Additional Shares shall be in definitive form and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and Additional Shares shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

          6. CONDITIONS TO OBLIGATIONS. The several obligations of the Selling Stockholders to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than 5:30 p.m. (New York City time) on the date hereof.

          The several obligations of the Underwriters are subject to the following further conditions:

          (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:

               (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

               (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed on behalf of the Company by an executive officer of the Company, (i) to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on their part to be performed or satisfied hereunder on or before the Closing Date and (ii) setting forth all jurisdictions in which the conduct of the Company's business or its ownership or leasing of property requires that the Company or its subsidiaries be qualified to transact business, except to the extent that the failure to be so qualified would not have a material adverse effect on the Company, or its subsidiaries, taken as a whole.

          (c) The Underwriters shall have received on the Closing Date an opinion of Vinson & Elkins L.L.P., dated the Closing Date, in the form attached hereto as Exhibit A.

          (d) The Underwriters shall have received on the Closing Date an opinion of Shearman & Sterling, counsel for the Underwriters, dated the Closing Date, in form and substance satisfactory to you.

          (e) The Underwriters shall have received, on each of the date hereof and the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young, independent public accountants with respect to the Company and its subsidiaries, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in, or incorporated by reference into, the Registration Statement and the Prospectus; PROVIDED that the letters delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

          (f) The "lock-up" agreements between you and each of the Selling Stockholders, the Company and the persons named in Schedules V and VI hereto, each substantially in the form of Exhibit B hereto, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, shall be in full force and effect on the Closing Date.

          (g) The representations and warranties of each Selling Stockholder contained in this Agreement shall be true and correct as of the Closing Date and each Selling Stockholder shall have complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date. The Underwriters shall have received on the Closing Date certificates dated the Closing Date and signed by the Selling Stockholders or by their attorneys-in-fact to the effect set forth above.

          (h) The Underwriters shall have received such other documents and certificates as are reasonably requested by you or your counsel.

          (i) The several obligations of the U.S. Underwriters to purchase Additional Shares hereunder are subject to the delivery to the U.S. Representatives on the Option Closing Date of such documents as they may reasonably request with respect to the good standing of the Company and other matters related to the sale of the Additional Shares.

          7. COVENANTS OF THE COMPANY. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with each Underwriter as follows:

          (a) To furnish to you, without charge, eight (8) signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto but including documents incorporated by reference) and to furnish to you in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference, and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.
     The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act, that are deemed to be incorporated by reference in the Prospectus.

          (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

          (c) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

          (d) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

          (e) To make generally available to the Company's security holders and to you as soon as practicable an earnings statement covering the twelve-month period ending December 31, 2000 that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

          8. EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all expenses incident to the performance of the Company's and the Selling Stockholders' obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's and Selling Stockholders' counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(d) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the NASD, (v) all fees and expenses incident to listing the Shares on the New York Stock Exchange, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar, depositary or custodian,
(viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show (less the estimated cost of first-class air fare for representatives of the Underwriters traveling on trips for which chartered aircraft were used), (ix) all expenses in connection with any offer and sale of the Shares outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 9 entitled "Indemnity and Contribution" and the last paragraph of Section 11 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.

          9. INDEMNITY AND CONTRIBUTION. (a)(1) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein; and (2) each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each other Selling Stockholder, the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act and each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Stockholder furnished in writing by or on behalf of such Selling Stockholder expressly for use therein; PROVIDED, HOWEVER, that the foregoing indemnity agreements with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company or the Selling Stockholders with Section 7(a) hereof. Notwithstanding the provisions of this
Section 9(a), the aggregate indemnification of each Selling Stockholder under this Section 9(a) will not exceed the proceeds received by such Selling Stockholder from the Shares sold by it.

          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholders, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or any Selling Stockholder within the meaning of either Section 15 of the Securities Act or Section

20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 9(a) or 9(b), such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and
(iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Stockholders and all persons, if any, who control any Selling Stockholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of any Underwriters, such firm shall be designated in writing by Morgan Stanley. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Stockholders and such control persons of any Selling Stockholder, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Stockholders under the Power of Attorney and Custody Agreements. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (d) To the extent the indemnification provided for in Section 9(a) or 9(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 9(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(d)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Selling Stockholder and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. Notwithstanding the provisions of this Section 9(d), the aggregate contribution of each Selling Stockholder under this Section 9(d) will not exceed the proceeds received by such Selling Stockholder from the Shares sold by it and such Selling Stockholder shall not be required to contribute under this Section 9(d) in respect of any costs, expenses, losses, damages or other liabilities unless the same arise with reference to any information furnished to the Company in writing by, or on behalf of such Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto. The relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint.

          (e) The Company, the Selling Stockholders and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by PRO RATA allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (f)  The indemnity and contribution provisions contained in this
Section 9 and the representations, warranties and other statements of the Company and the Selling Stockholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, any Selling Stockholder or any person controlling any Selling Stockholder, or the Company, its respective officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.

          10. TERMINATION. This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc. or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses (a)(i) through (iv), such event, singly or together with any other such event, makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Prospectus.

          11. EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

          If, on the Closing Date or the Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in
Schedule II or Schedule III bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; PROVIDED that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased, and arrangements satisfactory to you, the Company and the Selling Stockholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. If, on the Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase Additional Shares or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or any Selling Stockholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or any Selling Stockholder shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

          12. COUNTERPARTS. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

          13. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

          14. HEADINGS. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

                                       Very truly yours,

                                       TRAMMELL CROW COMPANY


                                       By:
                                           ---------------------------------
                                           Name:
                                           Title:

                                       The Selling Stockholders named in
                                       Schedules IA and IB hereto, acting
                                       severally


                                       By:
                                           ---------------------------------
                                           Attorney-in-fact

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
BancBoston Robertson Stephens Inc.
BT Alex. Brown Incorporated
Donaldson, Lufkin & Jenrette Securities Corporation

Acting severally on behalf
of themselves and the
several U.S. Underwriters
named in Schedule II hereto.

     By  Morgan Stanley & Co. Incorporated


     By
        ------------------------------
        Name:
        Title:


Morgan Stanley & Co. International Limited
BancBoston Robertson Stephens International Limited
BT Alex. Brown International, a division of Bankers Trust International PLC Donaldson, Lufkin & Jenrette International

Acting severally on behalf
of themselves and the
several International Underwriters
named in Schedule III hereto.

     By  Morgan Stanley & Co. International Limited


     By
        ------------------------------
        Name:
        Title:

                                    SCHEDULE IA

                                SELLING STOCKHOLDERS

                                Number of              Number of
                               Firm Shares         Additional Shares
Name Selling Stockholder        to be sold           to be sold (1)
------------------------       ------------        -----------------





















-----------------

(1) If the U.S. Underwriters purchase less than 675,000 Additional Shares the individual allocations set forth in this column will be reduced as mutually agreed by Morgan Stanley and the Attorneys-in-Fact under the Power of Attorney and Custody Agreements.

                                   SCHEDULE IB

                               SELLING STOCKHOLDERS

                                    Number of              Number of
                                   Firm Shares         Additional Shares
Name Selling Stockholder           to be sold            to be sold (2)
------------------------           -----------         -----------------





















-----------------

(2) If the U.S. Underwriters purchase less than 675,000 Additional Shares the individual allocations set forth in this column will be reduced as mutually agreed by Morgan Stanley and the Attorneys-in-Fact under the Power of Attorney and Custody Agreements.

                                  SCHEDULE II

                               U.S. UNDERWRITERS

                                                                  Number of
                                                                 Firm Shares
               Underwriter                                     to be Purchased
               -----------                                     ----------------
 Morgan Stanley & Co. Incorporated

 BancBoston Robertson Stephens Inc.

 BT Alex. Brown Incorporated

 Donaldson, Lufkin & Jenrette Securities Corporation

















      Total U.S. Firm Shares
                                                                   ---------
                                                                   ---------

                                     SCHEDULE III

                              INTERNATIONAL UNDERWRITERS


                                                                   Number of
                                                                  Firm Shares
               Underwriter                                      to be Purchased
               -----------                                      ---------------
 Morgan Stanley & Co. International Limited

 BancBoston Robertson Stephens
    International Limited

 BT Alex. Brown International, a division of
    Bankers Trust International PLC

 Donaldson, Lufkin & Jenrette International
                                                                   ---------

      Total International Firm Shares
                                                                   ---------
                                                                   ---------

                                  SCHEDULE IV

               IDENTIFIED SIGNIFICANT SUBSIDIARIES OF THE COMPANY

     Trammell Crow Corporate Services

     Trammell Crow Operations Inc.

     Trammell Crow SE Inc.

                                  SCHEDULE V

NAME
----

                                 SCHEDULE VI

NAME
----

                                                                      Exhibit A
                                                                      ---------


                             [FORM OF V&E OPINION]

                                                                      Exhibit B
                                                                      ---------


                            [FORM OF LOCK-UP LETTER]